                                                                               Exhibit 8.1
Name                                                             Country of      Ownership
                                          Vessel/Activity     Incorporation     Percentage
Granite Shipping Co Ltd                     Front Granite           Bahamas           100%

Frontline Management (Bermuda) Ltd     Management company           Bermuda           100%
ICB Shipping (Bermuda) Limited         Management company           Bermuda           100%
Mosvold Shipping Limited                  Holding company           Bermuda           100%

Golden Current Limited                             Opalia       Isle of Man           100%

Bandama Ltd.                               Polytrader and
                                            Polytraveller           Liberia           100%
Bonfield Shipping Ltd.                       Front Driver           Liberia           100%
Dundee Navigation SA                         Front Dundee           Liberia          50.1%
Edinburgh Navigation SA                   Front Edinburgh           Liberia          50.1%
Fourways Marine                              Front Spirit           Liberia           100%
Front Ardenne Inc.                          Front Ardenne           Liberia           100%
Front Barbant Inc.                          Front Barbant           Liberia           100%
Front Eagle Corporation                       Front Eagle           Liberia           100%
Front Glory Shipping Inc.                     Front Glory           Liberia           100%
Front Pride Shipping Inc.                     Front Pride           Liberia           100%
Front Serenade Inc.                        Front Serenade           Liberia           100%
Front Splendour Shipping Inc.             Front Splendour           Liberia           100%
Front Tobago Inc.                            Front Tobago           Liberia            40%
Golden Aquarian Corporation                      Cos Hero           Liberia           100%
Golden Bayshore Shipping Corporation         Navix Astral           Liberia           100%
Golden Channel Corporation                Front Commodore           Liberia           100%
Golden Door Corporation                     Golden Nerina           Liberia           100%
Golden Estuary Corporation                 Front Comanche           Liberia           100%
Golden Fjord Corporation                   Front Commerce           Liberia           100%
Golden Fountain Corporation               Golden Fountain           Liberia            50%
Golden Gulf Corporation                       Golden Aloe           Liberia           100%
Golden Hilton Shipping Corporation      Channel Navigator           Liberia           100%
Golden Key Corporation                        Golden Disa           Liberia           100%
Golden Lagoon Corporation                  Pacific Lagoon           Liberia            50%
Golden Loch Corporation                     Golden Protea           Liberia           100%
Golden Ocean Tankers Limited              Holding Company           Liberia           100%
Golden President Shipping Corporation    Channel Alliance           Liberia           100%
Golden Seaway Corporation                    New Vanguard           Liberia           100%
Golden Sound Corporation                        New Vista           Liberia           100%
Golden Strait Corporation                  Golden Victory           Liberia           100%
Golden Stream Corporation                   Golden Stream           Liberia           100%
Golden Tide Corporation                     New Circassia           Liberia            50%
Granite Shipping Co. Ltd                    Front Granite           Liberia           100%
Katong Investments Ltd.                     Front Breaker           Liberia           100%
Kea Navigation Ltd                           Front Melody           Liberia           100%
Langkawi Shipping Ltd.                        Front Birch           Liberia           100%
Middleburg Properties Ltd.                   Golden Daisy           Liberia           100%
Millcroft Maritime SA                      Front Champion           Liberia           100%
Neon shipping SA                                Front Sky           Liberia           100%
Otina Inc.                                     Front Tina           Liberia           100%
Optimal Shipping SA                        Front Symphony           Liberia           100%
Pablo Navigation SA                           Front Chief           Liberia           100%
Patrio Shipping Ltd.                         Front Hunter           Liberia           100%
Quadrant Marine Inc.                            Front Sun           Liberia           100%
Rakis Maritime SA                           Front Fighter           Liberia           100%
Reese Development Inc.                        Golden Rose           Liberia            50%
Ryan Shipping Corporation                   Front Warrior           Liberia           100%
Sable Navigation SA                       Channel Poterne           Liberia           100%
Saffron Rose Shipping Limited                 Front Crown           Liberia           100%
Sea Ace Corporation                             Front Ace           Liberia           100%
Sibu Shipping Ltd                             Front Maple           Liberia           100%
South West Tankers Inc                        Front Sunda           Liberia           100%
Tidebrook Maritime Corporation            Front Commander           Liberia           100%
Ultimate Shipping Ltd.                      Front Century           Liberia           100%
West Tankers Inc.                             Front Comor           Liberia           100%

Frontline Management AS                Management company            Norway           100%

Puerto Reinosa Shipping Co SA                 Front Lillo            Panama           100%

Aspinall Pte Ltd.                            Front Viewer         Singapore           100%
Blizana Pte Ltd.                              Front Rider         Singapore           100%
Bolzano Pte Ltd.                                 Mindanao         Singapore           100%
Cirebon Shipping Pte Ltd.                   Front Vanadis         Singapore           100%
Fox Maritime Pte Ltd.                        Front Sabang         Singapore           100%
Front Dua Pte Ltd.                          Front Duchess         Singapore           100%
Front Empat Pte Ltd.                       Front Highness         Singapore           100%
Front Enam Pte Ltd.                            Front Lord         Singapore           100%
Front Lapan Pte Ltd.                        Front Climber         Singapore           100%
Front Lima Pte Ltd.                            Front Lady         Singapore           100%
Front Tiga Pte Ltd.                            Front Duke         Singapore           100%
Front Tujuh Pte Ltd.                        Front Emperor         Singapore           100%
Front Sembilan Pte Ltd.                      Front Leader         Singapore           100%
Rettie Pte Ltd.                             Front Striver         Singapore           100%
Touracous Pte Ltd.                              Kim Jacob         Singapore           100%
Transcorp Pte Ltd.                           Front Guider         Singapore           100%


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